Exhibit 99.1

5333 Westheimer, Suite 600 Houston, Texas 77056 +1 713-351-4100

TO:    ICO Directors and Executive Officers

Christopher N. O’Sullivan	W. Robert Parkey, Jr.
Jon C. Biro	Brad Leuschner
David E.K. Frischkorn, Jr	Paul T. Giddens
A. John Knapp, Jr.	Charles T. McCord, III
John F. Gibson	Eric O. English
Gregory T. Barmore

FROM:        Charlotte Fischer, General Counsel & Secretary

SUBJECT:   Notification of Imposition of a Blackout Period Pursuant to Sarbanes-Oxley Section 306(a)

DATE:          October 20, 2004

Section 306(a) of the Sarbanes-Oxley Act of 2002 (the "Act") requires an issuer to provide timely notice to its directors and executive officers, and to the Securities and Exchange Commission, of the imposition of a blackout period that triggers the trading prohibitions of Section 306(a) of the Act. In connection with the upcoming change in trustee and administrative services provider for the 401(k) plan sponsored by the Company, the ICO Polymers Savings and Investment Plan (the "401(k) Plan"), a blackout period triggering trading prohibitions of Section 306(a) of the Act will be imposed. However, we anticipate that this notice is simply a formality, in that the 401(k) blackout period is expected to coincide with quarterly blackouts imposed under the Company’s Blackout Period and Pre-Clearance Policy, as more specifically described below.

Description of 401(k) Plan Transactions and Securities affected by the Blackout Period, and Length of the Period

ICO Technology, Inc. (as Plan Administrator) has determined that it is in the interest of the 401(k) Plan and its participants to change the 401(k) Plan’s trustee and administrative services provider (the "conversion"). During the blackout period imposed by the conversion, participants in the 401(k) Plan will be prohibited from trading ICO, Inc. common stock held in their 401(k) Plan accounts. The blackout period imposed on participants in the 401(k) Plan will begin on November 23, 2004, and will last through the week of December 20, 2004. A copy of the notification sent to participants in the 401(k) Plan and to ICO, Inc. by the Plan Administrator is attached to this memo.

401(k) Blackout Period Coincides with Quarterly Blackout Period Imposed on Directors and Executive Officers Under ICO’s Blackout Period and Pre-Clearance Policy

Regulations enacted pursuant to Section 306(a) of the Act prohibit you from trading in ICO, Inc. securities "acquired in connection with service or employment as a director and executive officer" (as defined in the regulations) during the blackout period described above that will be imposed on participants and beneficiaries in the 401(k) Plan in connection with the conversion. However, the upcoming conversion will coincide with quarterly blackout periods pursuant to the Company’s Blackout Period and Pre-Clearance Policy. Therefore, notwithstanding the blackout period imposed upon you under Section 306(a) of the Act, it is likely that you will be prohibited from trading in any ICO securities during the entire period pursuant to the Company’s Blackout Period and Pre-Clearance Policy.

If you have any questions about the issues addressed in this memorandum, please feel free to contact me at ICO’s corporate offices, at (713) 351-4149.

October 20, 2004

New Directions in Retirement Benefits

Notice to Participants in the ICO Polymers Savings and Investment Plan

ICO Technology, Inc., Administrator of the ICO Polymers Savings and Investment Plan (the "Plan") is hereby providing this formal notification to you, as a participant or beneficiary in the Plan (collectively, the "Participant"), regarding upcoming changes to the Plan. Our intention is to allow you the requisite notice period to make any investment decisions and take any actions that you deem necessary prior to the upcoming blackout period. Please read this notice carefully and attend the employee meetings to be held at certain locations in November to learn more and ask questions.

Effective December 1, 2004, Riggs Bank N.A. ("Riggs") will replace Putnam Fiduciary Trust Company ("Putnam") as the Plan Trustee, and USI Consulting Group, Inc. ("USICG") will replace Putnam Investments, Inc. ("Putnam Investments") as the recordkeeper and administrative services provider for the Plan. Furthermore, the formal name of the Plan will be changed to the "ICO 401(k) Plan."

This announcement also highlights a few of the new features available to the Plan and important information you need during the transition process.

What you should know about our new provider USICG and their Direct Solutions® program:

Account / Investment Access

✓	Daily account access and trading
✓	DirectLine - Voice Response Unit ("VRU") toll-free accessibility
✓	DirectAccess - Access account information through the Internet
✓	Quarterly statements, investment performance summary, and newsletter mailed to your home

The voice response and web site systems are available 24 hours a day, 7 days a week.

Enhancements

✓	New fund managers
✓	Access to quarterly statements online for download
✓	Online access to Morningstar® Guidance Online®, a retirement planning tool that integrates research, education, and investment guidance to give you a comprehensive approach to making your investment decisions

Transition Process

In order to accomplish the transfer of the Plan assets from Putnam to Riggs, it will be necessary for the Plan and its Participants to undergo a blackout period in excess of three (3) business days, during which time you will not have access to your Plan account. Because you will not have access to your account for more than three (3) business days we are legally required to inform you in writing that the expected blackout period will begin at 3:00 p.m. EST on November 23, 2004 and extend until December 20, 2004.

As noted above, during the blackout period you will not be able to access your account, which means you cannot engage in any transactions, including investment diversification, changing of salary deferral percentages for future contributions, obtaining a loan from the Plan, or obtaining a withdrawal or distribution for which you might otherwise be eligible.

Between November 23, 2004 and December 1, 2004, Putnam will provide "inquiry only" access to your account information. You will be able to either call or go online to view the status of your account, but you will not be able to engage in any transactions. After December 1, 2004, the inquiry only access will be discontinued.

Additional information continued on next page

Loans, Withdrawals or Distributions

If you are eligible for, and intend to obtain, either:

1.	a loan,
2.	an in-service withdrawal,
3.	a hardship withdrawal, or
4.	a distribution from the Plan,

all required paperwork must be provided to Putnam Investments by November 23, 2004. Putnam Investments can be reached by telephone at 1-877-888-4015, or at the following website: www.ibenefitcenter.com.

Paperwork received by ICO or the Plan administrative services provider after November 23, 2004 will not be processed until after the blackout period ends, which, as noted above is estimated to be December 20, 2004.

Please plan accordingly and provide enough time to ensure that you are able to return all required paperwork by the applicable date.

Fund Transfer and Future Investment Election Restrictions

The Plan features include those which provide you with the ability to direct and diversify your account balance between the investment options in the Plan. As noted above, the blackout period for electing future contribution allocations or directing and diversifying your investments in the Plan will begin on November 23, 2004. You will not have access to change future contribution allocations or direct or diversify among investment options until the end of the blackout period, which is estimated to be December 20, 2004.

For this reason, it is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify those investments during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments. Please call Putnam Investments at 1-877-888-4015, or access your account on-line at www.ibenefitcenter.com, to make any fund transfers before the blackout period begins on November 23, 2004.

You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Stocks that have wide price swings might have a larger loss during a blackout period, and you will not be able to direct the sale of such stocks from your account during the blackout period.

Salary Deferral Contribution Percentage Changes

If you are currently making salary deferral contributions and/or loan repayments, they will not be interrupted by this transition. If you need to make a change to your current salary deferral percentage please contact Putnam Investments (as above) by November 23, 2004, to ensure that the change can be effective prior to November 23, 2004, the start of the blackout period. Changes to salary deferral percentages will not be permitted during the blackout period. You will be able to make changes by contacting USICG once the transition period has ended, estimated to be December 20, 2004.

Mapping of New Fund Line-Up

As the Plan accounts are transitioned to the Direct Solutions® recordkeeping system with USICG, the Plan’s existing investment options will be replaced as shown on the attached Fund Mapping Schedule. "Fund Mapping" is a transfer from an existing investment option to a replacement option of similar investment style. If you have a balance in a fund being replaced, your fund balance will automatically be transferred to the new investment option during the transition. For example, if a portion of your account is currently invested in the Putnam Stable Value Fund, during the blackout period that portion of your account will be automatically transferred into the Ultra Conservative Portfolio. Once the blackout period is complete, you will have the opportunity to make changes to your account.

Additional information continued on next page

USICG Contact Information

You may feel free to contact USICG, at 1-866-305-8846 #159, any time during and after the blackout period if you have any questions relating to your account and/or the USICG plan features. Furthermore, after the conversion to USICG, you will be able to access your account information online, at www.usicg.com. Your Putnam PIN will no longer be effective once the transition begins. As the blackout period comes to a close, you will receive additional information about the new enhanced services and features described above. You will also receive a new PIN from USICG that will enable you to access your USICG account information online.

For Former Employees

If you are no longer employed with ICO Technology, Inc. or another ICO participating employer, but you still retain an account balance in the Plan, you may remain in the Plan and will have access to any of the new Plan features and investment options once your account is transferred. If you do not want your account balance transferred to USICG, you may request a withdrawal of your money before the transfer process begins. Please see the Transition Process section above for the specific date.

Employee Meetings

USI Consulting Group will provide details about the new systems and services and will be available to answer questions about the Plan at employee meetings that will be scheduled in November. Additional details about the time and place of the employee meetings will be provided shortly.

After the Transition

We are excited to offer these enhancements to the Plan and will continue our commitment to deliver a competitive and flexible retirement program. If you have any questions concerning this notice or any of the information contained herein, please feel free to contact Jeri Garrett at ICO Technology, Inc. 5333 Westheimer Rd, Suite 600, Houston, Texas 77056, or by phone at (713) 351-4175.

Fund Mapping Schedule

Investment Style	Prior Funds		Replacement Funds	Ticker
Fixed Income	Putnam Stable Value	➢	Ultra Conservative Portfolio *	N/A
Intermediate Gov’t	Putnam U.S. Government Income A	➢	Franklin U.S. Government Securities A	FKUSX
Intermediate-term Bond	PIMCO Total Return Admin	➢	MFS Research Bond A	MRBFX
High Yield Bond	PIMCO High-Yield Admin	➢	Goldman Sachs High Yield A	GSHAX
Large Value	Putnam Fund for Growth & Income A	➢	Goldman Sachs Large Cap Value A	GSLAX
Large Value	Federated Stock A	➢	Goldman Sachs Large Cap Value A	GSLAX
Large Blend (Index)	Putnam S&P 500 Index Fund	➢	Evergreen Equity Index A	ESINX
Large Blend	Putnam Investors A	➢	Pioneer A	PIODX
Large Growth	Van Kampen Emerging Growth A	➢	Oppenheimer Capital Appreciation A	OTCNX
Mid-Cap Growth	Putnam Vista A	➢	Franklin Small Mid Cap Growth A	FRSGX
Mid-Cap Growth	Franklin Small Mid Cap Growth A **	➢	Franklin Small Mid Cap Growth A	FRSGX
Foreign Large Blend	Putnam International New Opportunity A	➢	American Funds EuroPacific Growth R2	RERBX
Conservative Allocation	Putnam Asset Alloc: Conservative A	➢	MFS Conservative Allocation A	MACFX
Moderate Allocation	Putnam Asset Alloc: Balanced A	➢	MFS Growth Allocation A	MAGWX
Moderate Allocation	Putnam Asset Alloc: Growth A	➢	MFS Aggressive Growth Allocation A	MAAGX
Company Stock	ICO Company Stock	➢	ICO Company Stock Fund	N/A

* A few words about the Ultra Conservative Portfolio.
The Putnam Stable Value option will be replaced by the Ultra Conservative Portfolio. This new portfolio is comprised of several diversified fixed income investments. The Ultra Conservative Portfolio will consist of: 70% Morley Stable Value III, 5% Excelsior Money Market, 5%, Evergreen Adjustable Rate A, 10% Eaton Vance Floating Rate A, 5% Calvert Income A, and 5% Eaton Vance Income Fund of Boston A. The objective of the Ultra Conservative Portfolio is to seek a high level of current income while at the same time maintaining very low return volatility. While the Ultra Conservative Portfolio seeks to preserve principal, it is possible to lose money in this type of investment.

** This fund will not change.

New Fund Alternatives

Investment Style	New Fund	Ticker
Mid-Cap Value	Pioneer Mid Cap Value A	PCGRX
Small Blend	State Street Research Aurora A	SSRAX